Exhibit 10.65

                 SUMMARY OF NON-MANAGEMENT DIRECTOR COMPENSATION


I.       Board Members (Other than the Chairman)
         ---------------------------------------

A.       Annual Cash Compensation

         Annual Cash Retainer:                                $35,000

         Annual Presiding Director Retainer:                  $ 3,000

         Additional Cash Retainer for Members of              $20,000 (Chairman)
         Audit Committee:                                     $ 5,000 (Other)

         Additional Cash Retainer for Members of              $ 5,000 (Chairman)
         Compensation Committee:                              $ 3,000 (Other)

         Additional Cash Retainer for Members of              $ 5,000 (Chairman)
         Nominating and Corporate Governance Committee:       $ 3,000 (Other)


         Additional Cash Retainer for Members of              $ 5,000 (Chairman)
         Strategy Committee:                                  $ 3,000 (Other)


B.       Meeting Fees

         Board Meeting Fees:        $1,500 per meeting attended in person
                                    ($2,500 for directors resident on the west coast)

         Committee Meeting Fees:    $1,500 per meeting attended in person, on
                                    a day other than a day on which the board meets

                                    $1,000 per meeting attended in person, on the same day as a board meeting

         Telephone Meeting Fees:    $750 per board or committee meeting attended
                                    by conference telephone

         Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings.

C.       Stock Options

         Upon appointment as a director, the director is granted an option to purchase 15,000 shares, vesting 1/3 on each of the first three anniversaries of the grant date, expiring seven years from the grant date.

         Annual grant of options for 7,500 shares, vesting 1/3 on each of the first three anniversaries of the grant date, expiring seven years from the grant date.

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I.       Chairman of the Board
         ---------------------

A.       Annual Cash Compensation

         Annual Cash Compensation (in lieu of annual          $250,000
         retainer and meeting fees):

B.       Stock Options/Restricted Stock

         In connection with Mr. Manzi's appointment as Chairman of the Board (in December 2003) he was granted (a) options to purchase 240,000 shares of the common stock, vesting 1/3 on each of the first three anniversaries of the grant date, assuming continued service as Chairman of the Board, expiring seven years from the grant date. s immediately preceding and including the grant date and
(b) 15,000 shares of restricted common stock, vesting 1/3 on each of the first three anniversaries of the grant date, assuming continued service as Chairman of the Board. In February 2005, Mr. Manzi was granted 2,500 shares of restricted common stock, vesting 1/3 on each of the first three anniversaries of the grant date, assuming continued service as Chairman of the Board.

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